Exhibit 10.6

CONSENT AND THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS CONSENT AND THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of March 11, 2016, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), CALADRIUS BIOSCIENCES, INC. (fka NEOSTEM, INC.), a Delaware corporation with offices located at 420 Lexington Avenue, Suite 350, New York, NY 10170 (“Parent”) and the other borrowers listed on the signature page of the Loan Agreement (individually and collectively, jointly and severally, “Borrower”).
Recitals
A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of September 26, 2014 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of June 17, 2015 and that certain Second Amendment to Loan and Security Agreement dated as of September 15, 2015, collectively the “Loan Agreement”).

B.Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Collateral Agent and Lenders amend the Loan Agreement to (i) consent to Parent’s entry into, execution, delivery of and performance of the Hitachi Transaction Documents (as defined below), (ii) remove PCT, LLC, A CALADRIUS COMPANY (“PCT”) as a “Borrower” under the Loan Agreement upon execution of the Hitachi Transaction Documents and (iii) make certain revisions to the Loan Agreement as more fully set forth herein.

D.Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Consent to Unit Purchase Agreement. Parent intends to enter into (i) a Unit Purchase Agreement dated as of March 11, 2016 (the “Unit Purchase Agreement”) by and between Parent, PCT and Hitachi Chemical Co. America, Ltd. (“Hitachi”), and (ii) such other documents, instruments and agreements as Parent, PCT, and/or Hitachi shall enter into in connection with such Unit Purchase Agreement (in each case, all in form and substance reasonably satisfactory to Collateral Agent and the Lenders, and substantially in the forms attached hereto as Annex I; collectively, the “Hitachi Transaction Documents”), pursuant to which Parent will (1) sell to Hitachi, 19.9% of Parent’s equity interest in PCT, and (2) enter into certain other arrangements all as more particularly described in the Hitachi Transaction Documents. Pursuant to Section 7.1 of the Loan Agreement, Borrower shall not Transfer all or any part of its business or property, except for certain specifically enumerated permitted Transfers. Notwithstanding anything to the contrary contained in Section 7.1 of the Loan Agreement, subject to the terms and conditions of this Amendment, Collateral Agent and the Lenders hereby consent to Parent’s entry into, execution, delivery of and performance under the Hitachi Transaction Documents.

3.Amendments to Loan Agreement.

3.1Removal of Borrowers. Upon the execution of the Hitachi Transaction Documents and Collateral Agent’s receipt of the Prepayment Amount (as hereafter defined), (i) each of PCT, PCT Allendale, LLC and Neostem Family Storage, LLC (collectively, the “Removed Borrowers”) shall be deemed to be removed as Borrowers under the Loan Documents and (ii) all references in the Loan Documents to “Borrower” thereafter shall no longer include the Removed Borrowers and shall mean and refer only to Parent, NEOSTEM ONCOLOGY, LLC, ATHELOS CORPORATION, AMORCYTE, LLC, and STEM CELL TECHNOLOGIES, INC., all without any further action by any party hereto.

3.2Release of Liens.     Upon the execution of the Hitachi Transaction Documents and Collateral Agent’s receipt of the Prepayment Amount, (i) Collateral Agent’s security interest in any and all assets of the Removed Borrowers shall be deemed to be released and (ii) at the sole cost and expense of Borrower, Collateral Agent shall promptly file evidence reflecting the release of its Liens against the Removed Borrowers, including without limitation, the termination of UCC Financing Statements filed with respect to the Removed Borrowers; provided that, notwithstanding the foregoing, no later than ten (10) Business Days from the date after the execution of the Hitachi Transaction Documents and Collateral Agent’s receipt of the Prepayment Amount, Collateral Agent shall cause to be delivered to Parent a Reconveyance of Deed of Trust (or similar) with respect to the real property of PCT which is currently part of the Collateral.

3.3Section 2.2(b) of the Loan Agreement hereby is amended and restated in its entirety as follows:

“(b)    Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of each Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to twenty-one (21) months. All unpaid principal and accrued and unpaid interest with respect to the Term Loan is due and payable in full on the Maturity Date. The Term Loan may only be prepaid in accordance with Sections 2.2(c), 2.2(d) and 2.2(e).”
3.4New Section 2.2(e) hereby is added to the Loan Agreement in its entirety as follows:

“(e)    Excess Cash Flow Recapture. In the event Borrower receives any Excess Cash Flow from the Third Amendment Effective Date through the date on or before the ECF Termination Date, Borrower shall, within five (5) Business Days of Borrower’s receipt of the same, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) twenty percent (20.00%) of such Excess Cash Flow, as a principal prepayment of the Term Loans (the “Principal Reduction”), plus accrued and unpaid interest on such principal amount through and including the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Any such prepayment shall be accompanied by a certificate signed by a Responsible Officer of the Borrower certifying in reasonable detail the source and amount of the Excess Cash Flow, and the manner in which the Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to the Collateral Agent. Notwithstanding the foregoing, the Principal Reduction amount required to be prepaid from Excess Cash Flow under this Section 2.2(e) shall not exceed Three Million Dollars ($3,000,000.00); provided that, in the event Borrower does not receive, on or before the ECF Termination Date, an amount of Excess Cash Flow sufficient to prepay the principal amount of Three Million Dollars ($3,000,000.00), Borrower shall pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, within five (5) Business Days of the ECF Termination Date, an amount equal to the sum of (x) the difference between Three Million Dollars ($3,000,000.00) and the actual amount of the Principal Reduction prepaid hereunder, as a principal prepayment of the Term Loans, plus accrued and unpaid interest on such principal amount through the prepayment date, plus (y) the amounts referred to in clauses (ii) through (iv) above.”
3.5The following defined terms set forth in Exhibit A of the Agreement are added or amended and restated in their entirety, as applicable, as follows:

“Amortization Date” is January 1, 2017.
“ECF Termination Date” means March 31, 2017.
“Excess Cash Flow” means gross proceeds from: the sale or issuance of any equity securities or Subordinated Debt, or any partnership, license, collaboration, dividend, grant or asset sale.

“Principal Reduction” is defined in Section 2.2(e).
“Third Amendment Effective Date” is March 11, 2016.
3.6Exhibit E to the Agreement hereby is replaced with Exhibit E attached hereto.

4.Limitation of Amendments.

4.1The amendments set forth in Section 3 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

4.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

5.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents, to the best of Borrower’s knowledge, are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated (except for the amendments delivered pursuant to Section 6(iii) below) and are and continue to be in full force and effect;

5.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.Release by Borrower.

6.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and Lenders and their present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

6.2In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” (Emphasis added.)
6.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or any Lender with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and Lenders to enter into this Amendment, and that Collateral Agent and Lenders would not have done so but for Collateral Agent and Lenders’ expectation that such release is valid and enforceable in all events.

7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Collateral Agent and Lenders of this Amendment by each party hereto, (ii) Collateral Agent’s receipt of (x) fully executed copies of the Hitachi Transaction Documents and the partial prepayment amount set forth in Annex II attached hereto (the “Prepayment Amount”), the principal portion of which permanently shall reduce the amount of the Term Loans under the Loan Documents, (y) a Warrant to Purchase Stock in form and content reasonably acceptable to Collateral Agent dated as of the Third Amendment Effective Date and duly executed by Parent, and (iii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

9.Removed Borrowers. Upon the Collateral Agent’s receipt of the Prepayment Amount, Collateral Agent hereby acknowledges that with respect to the Removed Borrowers no liabilities or Obligations (as defined in the Loan Agreement) exist.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

CALADRIUS BIOSCIENCES, INC. (F/K/A NEOSTEM, INC.)	ATHELOS CORPORATION
By	By
Name:	Name:
Title:	Title:

NEOSTEM ONCOLOGY, LLC	PCT, LLC, A CALADRIUS COMPANY (F/K/A PROGENITOR CELL THERAPY, LLC)
By	By:
Name:	Its:
Title:
By
Name:
Title:

AMORCYTE, LLC	STEM CELL TECHNOLOGIES, INC.
By:	By:
Its:	Its:

By	By
Name:	Name:
Title:	Title:

COLLATERAL AGENT AND LENDER:
OXFORD FINANCE LLC

By
Name:
Title:

ANNEX I
(Hitachi Transaction Documents)

[hard copies to be attached]

ANNEX II
(the Prepayment Amount)

Amounts due to Oxford Finance LLC (based upon a receipt-date of March 11, 2016):[1]

Amount:                                    $3,733,333.32
Bank Name:     U.S. Bank N.A.
ABA:      091000022
DDA:     104790840805
Account Name:     Oxford Finance Funding VI
REF:     Oxford Finance
Location:     101 E BROADWAY
    LITTLE FALLS, MN 56345, US

Amount:                                    $1,866,666.66
Bank Name:     U.S. Bank N.A.
ABA:     091000022
DDA:     104791348840
Account Name:     Oxford Finance Funding 2014-1 LLC
REF:     Oxford Finance
Location: 101 E BROADWAY
LITTLE FALLS, MN 56345, US

Amount:                                    $1,400,000.02
Bank Name:     SunTrust Bank
ABA:     061000104
DDA:     1000143045168
SWIFT:     SNTRUS3A
Account Name:     Oxford Finance Funding IV LLC
REF:     Oxford Finance
Location: 25 PARK PLACE NE
ATLANTA, GA 30303, UNITED STATES

TOTAL TOTAL AMOUNT DUE TO OXFORD FINANCE:        $7,000,000.00

_____________________________

1 Additional amounts may be due if funds are received after March 11, 2016.

EXHIBIT E

“Shares” as of the execution of the Hitachi Transaction Documents

Entity	Location	Ownership
CALADRIUS BIOSCIENCES, INC.	United States	57,273,131 shares of common stock issued and outstanding
Stem Cell Technologies, Inc.	United States	100% owned by CALADRIUS BIOSCIENCES, INC.
Amorcyte, LLC	United States	100% owned by CALADRIUS BIOSCIENCES, INC.
PCT, LLC, A CALADRIUS COMPANY	United States	80.1% owned by CALADRIUS BIOSCIENCES, INC.
NeoStem Family Storage, LLC	United States	80.1% owned by CALADRIUS BIOSCIENCES, INC.
Athelos Corporation	United States	97% (1,788 shares) owned by CALADRIUS BIOSCIENCES, INC.
PCT Allendale, LLC	United States	80.1% owned by CALADRIUS BIOSCIENCES, INC.
NeoStem Oncology, LLC	United States	100% owned by CALADRIUS BIOSCIENCES, INC.